UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2024

TRUBRIDGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

54 St. Emanuel Street, Mobile, Alabama 36602

(Address of Principal Executive Offices, including Zip Code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TBRG	The NASDAQ Stock Market LLC
Common Stock Purchase Rights	N/A	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2024, Denise W. Warren submitted her resignation from the Board of Directors (the “Board”) of TruBridge, Inc. (the “Company”), effective November 15, 2024. Ms. Warren is resigning from the Board in order to devote increased time and attention to serving as chairperson of another public company board of directors, and this decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on October 18, 2024, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board elected Amy O’Keefe, effective immediately, to fill the seat on the Board that will be vacated by Ms. Warren. Ms. O’Keefe will serve as a Class II director until the expiration of her term on the date of the Company’s annual meeting of stockholders in 2025, when she is expected to stand for re-election as a director. In connection with her election to the Board, Ms. O’Keefe was appointed to the Audit Committee of the Board. The Board has determined that Ms. O’Keefe qualifies as “independent” under Nasdaq listing standards.

There are no arrangements or understandings between Ms. O’Keefe and any other person pursuant to which Ms. O’Keefe was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. O’Keefe and the Company. Ms. O’Keefe will receive compensation for her Board service in accordance with the Company’s standard compensation arrangements for non-employee directors, which are described under the caption “Non-Management Director Compensation” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 27, 2024, as adjusted by the Board from time to time.

On October 21, 2024, the Company issued a press release announcing the resignation of Ms. Warren and the election of Ms. O’Keefe to the Board. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit Number	Exhibit

99.1	Press Release dated October 21, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUBRIDGE, INC.

Date: October 21, 2024	By:	/s/ Christopher L. Fowler
Christopher L. Fowler
President and Chief Executive Officer